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                                                                    EXHIBIT 99.1


                           J. ALEXANDER'S CORPORATION
                        RESTATED AUDIT COMMITTEE CHARTER


ORGANIZATION

This charter governs the operations of the audit committee (the "committee") of
J. Alexander's Corporation (the "Company"). The committee shall review and reassess the charter at least annually and obtain the approval of the board of directors for any changes. The committee shall be appointed by the board of directors (the "Board") and shall be comprised of at least three directors, and the committee's members will meet the independence, experience and other requirements of the American Stock Exchange ("AMEX"), Section 10A(m)(3) of the Securities Exchange Act of 1934 (the "Exchange Act") and rules and regulations of the Securities and Exchange Commission ("SEC Rules").

The Board will appoint annually the members of the committee and shall seek the Board's determination as to whether the committee has an "audit committee financial expert" as defined by SEC Rules and whether such expert is "independent" from management as defined in Schedule 14A of the SEC Rules. Each member shall be able to read and understand fundamental financial statements, including the Company's balance sheet, income statement and cash flow statement. Additionally, at least one member must have accounting or related financial management expertise as determined by the Board in its business judgment.

MEETINGS AND PROCEDURES

The committee shall meet as often as it determines, but not less frequently than quarterly. The committee may request any officer or employee of the Company or the Company's outside counsel or independent auditor, or any other persons whose presence the committee believes to be necessary or appropriate, to attend a meeting of the committee or to meet with any members of, or advisors to, the committee.

The committee may retain any independent counsel, experts or advisors (accounting, financial or otherwise) that the committee believes to be necessary or appropriate. The committee may also utilize the services of the Company's regular counsel or other advisors to the Company. The Company shall provide for appropriate funding, as determined by the committee, for payment of compensation to the independent auditor for the purpose of rendering or issuing an audit report, or performing other audit, review or attest services for the Company; compensation to any advisors employed by the committee; and ordinary administrative expenses of the committee that are necessary or appropriate in carrying out its duties.




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In discharging its duties and responsibilities, the committee is authorized to investigate any matter within the scope of its duties and responsibilities or as otherwise delegated by the Board, with full access to all books, records and personnel of the Company.

STATEMENT OF POLICY

The audit committee shall provide assistance to the board of directors in fulfilling their oversight responsibility to the shareholders, potential shareholders, the investment community, and others relating to the Company's financial statements and the financial reporting process, the systems of internal accounting and financial controls, the annual independent audit of the Company's financial statements, and the legal compliance and ethics programs as established by management and the board. In so doing, it is the responsibility of the committee to maintain free and open communication between the committee, its independent auditor, and management of the Company.

RESPONSIBILITIES AND PROCESSES

The primary responsibility of the committee is to oversee the financial reporting process of the Company and the audits of the financial statements of the Company. Management is responsible for preparing the Company's financial statements, and the independent auditor is responsible for auditing those financial statements. The committee recognizes that the Company's financial management, as well as the independent auditor, have more knowledge and more detailed information regarding the Company and its financial reports than do committee members; consequently, in carrying out its duties and responsibilities, the committee, including any person designated as the audit committee financial expert, is not providing any expert or special assurance as to accuracy or completeness of the Company's financial statements or any professional certification as to the independent auditor's work, and is not conducting an audit or investigation of the financial statements nor determining that the financial statements are true and complete or have been prepared in accordance with generally accepted accounting principles ("GAAP") and SEC Rules. Furthermore, the committee in carrying out its responsibilities believes its policies and procedures should remain flexible, in order to best react to changing conditions and circumstances. The committee should take the appropriate actions to set the overall corporate "tone" for quality financial reporting, sound business risk practices, and ethical behavior. In addition, the committee shall make regular reports to the Board and shall prepare the report required by the SEC Rules to be included in the Company's annual proxy statement.

The following shall be the principal recurring processes of the committee in carrying out its oversight responsibilities. The processes are set forth as a guide with the understanding that the committee may supplement them as appropriate.

o The committee shall have the sole authority to appoint or replace the independent auditor. The committee shall be directly responsible for the compensation and oversight of the work of the independent auditor (including resolution of





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     disagreements between management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work or performing other audit, review or attest services for the Company. The independent auditor shall report directly to the committee.

o The committee shall pre-approve all auditing services and permitted non-audit services (including the fees and terms thereof) to be performed for the Company by its independent auditor, subject to the de minimus exceptions for non-audit services in accordance with Section 10A(i)(1)(B) of the Exchange Act which are approved by the committee prior to the completion of the audit. Approval by the committee of a non-audit service shall be disclosed in the reports filed by the Company with the SEC or otherwise as required by law and SEC Rules. Committee pre-approval of audit and non-audit services will not be required if the engagement for the services is entered into pursuant to pre-approval policies and procedures established by the committee regarding the Company's engagement of the independent auditor, provided the policies and procedures are detailed as to the particular services, the committee is informed of each service provided and such policies and procedures do not include delegation of the committee's responsibilities under the Exchange Act to the Company's management. The committee may delegate to one or more designated committee members the authority to grant pre-approvals of audit and permitted non-audit services, provided that any decisions to pre-approve shall be presented to the full committee at its next scheduled meeting.

o The committee shall discuss with the independent auditor the overall scope and plans for its audits, including the adequacy of staffing and compensation. Also, the committee shall discuss with management and the independent auditor the adequacy and effectiveness of the accounting and financial controls and the Company's major financial risk exposures (including the Company's system to monitor and manage such exposures), and its policies with respect to risk assessment and risk management, including business risk, and legal and ethical compliance programs. Further, the committee shall meet with the independent auditor, with and without management present, to discuss the results of its examinations.

o The committee shall review and discuss with management and the independent auditor the annual audited and quarterly unaudited financial statements, and the Company's disclosures under "Management's Discussion and Analysis of Financial Condition and Results of Operation" provided on Form 10-Q and Form 10-K. The review and discussion of the financial statements and the matters covered in the independent auditor's report, if applicable, shall occur prior to the public release of such financial statements and the review and discussion of the related disclosure, including the "Management's Discussion and Analysis of Financial Condition and Results of Operation", shall occur prior to the filing of the Form 10-Q or Form 10-K. The committee shall review and discuss with management and the independent auditor material related party transactions as defined in the Statement of Financial Accounting Standards No. 57 and other accounting and regulatory pronouncements.




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     The committee also shall review and discuss with the independent auditor the matters required to be discussed by Statement of Auditing Standards No. 61, as may be modified or supplemented. Based on such review and discussion, and based on the disclosures received from, and discussions with, the independent auditor regarding its independence as provided for below, the committee shall consider whether to recommend to the Board that the audited financial statements be included in the Company's Annual Report on Form 10-K.

o The committee shall review and discuss with the independent auditor prior to the filing of the Annual Report on Form 10-K the report that such auditor is required to make to the committee regarding: (A) all accounting policies and practices to be used that the independent auditor identifies as critical; (B) all alternative treatments within GAAP for policies and practices related to material items that have been discussed among management and the independent auditor, including the ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor; and (C) all other material written communications between the independent auditor and management of the Company, such as any management letter, management representation letter, reports on observations and recommendations on internal controls, independent auditor's engagement letter, independent auditor's independence letter and schedule of unadjusted audit differences, if any.

o    The committee shall discuss with management and the independent auditor:
     (A) major issues regarding accounting principles and financial statement presentations, including any significant changes in the Company's selection or application of accounting principles, any major issues as to the adequacy of the Company's internal controls and any special steps adopted in light of material control deficiencies; and (B) analyses prepared by management and/or the independent auditor setting forth significant financial reporting issues and judgments made in connection with the preparation of the Company's financial statements. The committee shall discuss with management and the independent auditor the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the Company's financial statements.

o The committee shall discuss earnings press releases, including the use of "pro forma" or "adjusted" non-GAAP information. The committee shall also discuss generally the financial information and earnings guidance which has been or will be provided to analysts and rating agencies.

o The committee shall regularly review with the independent auditor any difficulties the independent auditor encountered during the course of the audit work, including any restrictions on the scope of activities or access to requested information or any significant disagreements with management and management's responses to such matters. In this connection, among the items that the committee may review with the independent auditor are: (A) any unadjusted audit differences; (B) any communications between the audit team and the independent auditor's national






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     office respecting auditing or accounting issues presented by the engagement; and (C) any "management" or "internal control" letter issued or proposed to be issued by the independent auditor to the Company.

o    The committee shall:

     - evaluate the independent auditor's qualifications, performance and independence, including the review and evaluation of the lead partner of the audit engagement team, taking into account the opinions of management and present its conclusions to the Board;

     - ensure the rotation of the lead audit partner of the independent auditor and audit engagement team partners as required by SEC Rules and consider whether there should be regular rotation of the audit firm itself;

     - receive from the independent auditor annually a formal written statement delineating all relationships between the independent auditor and the Company consistent with Independence Standards Board Standard No. 1, as may be modified or supplemented by such other standards as may be set by law or regulation or the AMEX Company Guide or the Public Company Accounting Oversight Board;

     - discuss with the independent auditor in an active dialogue any such disclosed relationships or services and their impact on the independent auditor's objectivity and independence and present to the Board its conclusion with respect to the independence of the independent auditor;

     - obtain and review, at least annually, a report by the independent auditor describing the auditing firm's internal quality control procedures and any material issues raised by its most recent internal quality control review or peer review, or by any inquiry or investigation by governmental or professional authority, within the preceding five years, respecting one or more independent audits carried out by the auditing firm and any steps taken to deal with any such issues; and

     - establish hiring policies regarding employees and former employees of the Company's independent auditor.

o The committee shall establish procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls, or auditing matters and for the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

o The committee shall receive reports from the principal executive or financial officers of the Company regarding their evaluation of the effectiveness of the Company's disclosure controls and procedures and the Company's internal control over financial





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     reporting; regarding all significant deficiencies in the design or operation of internal control over financial reporting which could adversely affect the Company's ability to record, process, summarize or report financial data and whether they have identified for the independent auditor any material weakness in internal controls; regarding any fraud, whether or not material, that involves management or other employees who have a significant role in the Company's internal control over financial reporting; and regarding whether there were significant changes in internal control over financial reporting or in other factors that could significantly affect internal control over financial reporting subsequent to the date of their evaluation, including corrective actions with regard to significant deficiencies or material weaknesses.



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